Exhibit 3.63

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

CAVALIER TELEPHONE MID-ATLANTIC, L.L.C.

Pursuant to the provisions of Section 18-208 of the Limited Liability Company Act of the State of Delaware, the undersigned limited liability company adopts the following Amended and Restated Certificate of Formation and hereby certifies as follows:

A. The name of the company is Cavalier Telephone Mid-Atlantic, L.L.C. (the “Company”).

B. The Certificate of Formation of the Company, filed with the Delaware Secretary of State on June 9, 1999 is hereby amended and restated to read in its entirety as follows:

1.	The name of the Company is Cavalier Telephone Mid-Atlantic, L.L.C.

2.	The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

3.	The name and address of the registered agent for service of process on the Company in Delaware is The Corporation Trust Company at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

4.	The Company’s limited liability company interests shall be represented by certificates in the form attached hereto as Exhibit A, which certificates, when duly executed and issued, shall be deemed to be “security certificates” within the meaning of Article 8 of the Uniform Commercial Code of Delaware and of each other relevant jurisdiction.

**The Next Page is the Signature Page**

EXECUTED as of December 1, 2000.

CAVALIER TELEPHONE, L.L.C., Sole Member

By:	KDZ Holdings, L.L.C., its Manager

By:	/s/ Brad A. Evans
Brad A. Evans, Manager

EXHIBIT A

Form of Certificate of Limited Liability Company Interest

CERTIFICATE OF LIMITED LIABILITY COMPANY INTEREST

CAVALIER TELEPHONE MID-ATLANTIC, L.L.C., a Delaware limited liability company (the “Company”), hereby certifies that [    ] (the “Holder”) is the owner of [    ]% of the membership rights, economic interests and all other legal and beneficial ownership interests in the Company. The Holder’s interest in the Company is represented by this Certificate.

The Holder, by accepting this Certificate, is deemed to have agreed to comply with, and be bound by, the limitations of the interest evidenced hereby.

THE INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.

Dated: [    ]

CAVALIER TELEPHONE MID-ATLANTIC, L.L.C.

By:	/s/ Brad A. Evans
Brad A. Evans, President

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is CAVALIER TELEPHONE MID-ATLANTIC, L.L.C.

2. The Registered Office of the limited liability company in the State of Delaware is changed to 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY

By:	/s/ Allison Fisher
Authorized Person

Name:	Allison Fisher
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